UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.          )

Filed by Registrant ☑ Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Cash Account Trust

Deutsche DWS Asset Allocation Trust

Deutsche DWS Equity 500 Index Portfolio

Deutsche DWS Global/International Fund, Inc.

Deutsche DWS Income Trust

Deutsche DWS Institutional Funds

Deutsche DWS International Fund, Inc.

Deutsche DWS Investment Trust

Deutsche DWS Market Trust

Deutsche DWS Money Funds

Deutsche DWS Money Market Trust

Deutsche DWS Municipal Trust

Deutsche DWS Portfolio Trust

Deutsche DWS Securities Trust

Deutsche DWS State Tax-Free Income Series

Deutsche DWS Tax Free Trust

Government Cash Management Portfolio

Investors Cash Trust

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PO Box 43131

Providence, RI 02940-3131

RESPONSE NEEDED

Re: Your investment in the DWS Funds.

Dear Shareholder:

We have been trying to contact you regarding the important proposals regarding your investment in the DWS Funds.

Please call us toll-free at

1- 866-461-6925

Please respond as soon as possible with the Reference Number listed above. The call will take only a few moments.

You WILL NOT be asked for confidential information and your call will be recorded for your protection.

Hours of Operation:

•           Monday through Friday - 10:00 a.m. to 11:00 p.m. ET

•           Saturday - 12:00 p.m. to 6:00 p.m. ET

Thank you in advance for your participation.